UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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NOVAVAX, INC.

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Nasdaq: NVAX | May 24, 2021 STOCKHOLDER RATIFICATION OF APRIL 2020 AND JUNE 2020 EQUITY AWARDS

2 novavax.com IMPORTANT INFORMATION Unless otherwise indicated, all references in this presentation to “Novavax” and the “Company” refer to Novavax, Inc. and its wholly - owned subsidiaries. NOVAVAX STOCKHOLDERS ARE ADVISED TO READ CAREFULLY THE DEFINITIV E PROXY STATEMENT FILED BY NOVAVAX, INC. ON MAY 3, 2021 AND OTHER DOCUME NTS RELATED TO THE SOLICITATION OF PROXIES BY NOVAVAX, INC. FROM NOV AVAX STOCKHOLDERS FOR USE AT NOVAVAX’S 2021 ANNUAL MEETING OF STOCKHOLDERS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECA USE THEY CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS ARE AVAILABLE AT NO CHARGE AT THE U.S. SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV .

3 novavax.com FORWARD - LOOKING STATEMENTS Information relating to future performance and business developments, including expectations regarding clinical development a nd manufacturing capacity, as well as anticipated actions related to the pending derivative litigation, constitute forward - looking statements. Forward - looking statements include all statements that are not solely historical facts and can be identified by terms such as “c ould,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would,” or similar expressions and the negatives of those te rms . Novavax cautions that these forward - looking statements are subject to numerous risks and uncertainties that change over time and may cause actual results to differ materially from the results discussed in or implied by the forward - looking statements. Uncertainties include clinical trial results, dependence on third party contractors, competition for clinical resources and p ati ent enrollment, COVID - 19 vaccine market dynamics, and the outcome of the stockholder votes on the ratification proposals discussed in this slide deck. Additional information on risk factors are contained in Novavax’s filings with the U.S. Securities and Ex cha nge Commission, which are available at http://www.sec.gov . You should not place undue reliance on forward - looking statements which speak only as of the date on the cover of this slide dec k. Forward - looking statements are neither predictions nor guarantees of future events or performance. Novavax does not undertake to update or revise any forward - looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

4 novavax.com www.website.com BACKGROUND

5 novavax.com NOVAVAX BEGAN 2020 FACING SUBSTANTIAL CHALLENGES ▪ The per share market price of Novavax common stock closed 2019 at $4.00 ▪ Novavax ended 2019 with $82.2 million in cash, cash equivalents and restricted cash and $325 million in debt; Novavax used $23.1 million of net cash in operating activities during Q1 2020 ▪ During 2019, Novavax sold manufacturing assets (including the transfer of leases to two Novavax product development and manufacturing facilities) and decreased its headcount from 373 to 168 ▪ In early 2020, Novavax was experiencing unwanted employee attrition, including departure of two SVPs

6 novavax.com COVID - 19 VACCINE • Following emergence of the global pandemic, the Board focused Novavax on developing a COVID - 19 vaccine • The Board determined that retaining and motivating the team was necessary to advance these efforts • During the last 12 months, Novavax has successfully moved its vaccine toward commercialization, but, in April 2020, success was far from assured • Novavax had previously experienced disappointing results in two Phase 3 trials involving its RSV vaccine in September 2016 and February 2019

7 novavax.com THE EQUITY AWARDS • In April 2020, the Compensation Committee and Board approved performance equity awards to retain and motivate Novavax employees, with vesting conditioned on initiating a Phase 2 clinical trial • In April 2020, the Compensation Committee recommended, and the Board approved, granting annual director awards on the date of Novavax’s 2020 annual meeting of stockholders • On June 25, 2020, the date of Novavax’s 2020 annual meeting of stockholders, directors received annual awards and two executives received equity awards in connection with promotions

8 novavax.com www.website.com DERIVATIVE LITIGATION

9 novavax.com LITIGATION CHALLENGING THE AWARDS • A stockholder owning 392 shares commenced a derivative suit challenging: — the April 2020 awards to members of senior management and — the June 2020 annual awards to directors and promotional awards to two executives • The suit seeks to rescind the awards • Defending the suit is costly, diverts time and attention from Novavax’s operational efforts, and creates uncertainty for award recipients • Stockholder ratification could end the litigation

10 novavax.com ALLEGATIONS REGARDING APRIL 2020 AWARDS • Three weeks after the April 2020 awards, Novavax announced a $384 million restated funding agreement with the Coalition for Epidemic Preparedness (CEPI) • The complaint claims the awards were “spring - loaded” because information concerning the timing and amount of a potential additional CEPI grant had not been disclosed • The defendants note that, prior to April 20, 2020, Novavax had publicly disclosed it expected a restated CEPI contract and, on April 20, 2020, the terms of the then - potential restated CEPI contract had not been finalized

11 novavax.com ALLEGATIONS REGARDING JUNE 2020 AWARDS • The complaint claims Novavax should have disclosed, prior to June 25, 2020, more about the potential Operation Warp Speed contract announced on July 7, 2020 • The defendants note — the grant date for the annual director awards was set in April 2020 — prior to June 25, 2020, Novavax’s efforts to obtain government funding had been widely covered — on June 25, 2020, the terms of the then - potential Operation Warp Speed contract had not been finalized

12 novavax.com www.website.com NOVAVAX RESPONSE

13 novavax.com RESPONSE TO DERIVATIVE LITIGATION • The defendants filed a motion to dismiss • If the motion to dismiss is not granted, litigation will proceed to discovery and, potentially, trial • Novavax is obligated to fund the litigation under standard advancement obligations • Ratification votes allow 99.99% of stockholders to express views on continuing the litigation

14 novavax.com NOVAVAX 2020 STOCK PRICE CHART

15 novavax.com NOVAVAX’S REMARKABLE 2020 PERFORMANCE • Conducted successful U.S. and Australia Phase 1/2 clinical trials • Conducted successful U.K. Phase 3 clinical trial • Gathered critical data from S. Africa Phase 2b clinical trial • Built global supply chain with projected annual manufacturing capacity in excess of 2 billion doses • Grew employee base from 150 to almost 700 • Secured over $2 billion in funding from CEPI, the Bill and Melinda Gates Foundation and the U.S. Government • Achieved significant returns for shareholders; stock price increased 2,688% to close on December 31, 2020 at $111.51 up from the December 30, 2019 close of $4.00

16 novavax.com PRIOR STOCKHOLDER ACTION • The April 2020 awards were conditioned upon stockholder approval of pool increase at Novavax’s 2020 annual meeting of stockholders • Stockholders are being asked to reaffirm that approval with more specificity regarding the awards • The June awards also required the pool increase that was approved at Novavax’s 2020 annual meeting of stockholders

17 novavax.com STOCKHOLDER RATIFICATION • If Novavax stockholders ratify the grants, then the defendants will seek summary judgment of the litigation based on that ratification • The proxy statement contains additional details regarding the awards, the ratification votes, and the allegations in the derivative complaint (including a copy of the complaint) • Novavax encourages stockholders to review the proxy statement in its entirety , as it contains important information

18 novavax.com www.website.com OTHER TOPICS

19 novavax.com OTHER TOPICS • We are glad to discuss the other matters up for a vote at Novavax’s 2021 annual meeting of stockholders — Director elections (Margaret McGlynn, Richard Douglas, and David Mott) — Say on Pay — Increasing equity plan pool by 1.5 million shares — Ratification of EY selection as independent registered public accounting firm • We would appreciate your perspectives on governance matters more generally

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